FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
REPORTS RECORD FIRST QUARTER RESULTS

Atlanta, Georgia, April 17, 2006 — Genuine Parts Company (NYSE: GPC) reported record sales and earnings for the first quarter ended March 31, 2006. Thomas C. Gallagher, Chairman, President and Chief Executive Officer, announced today that sales totaling $2.6 billion were up 9% compared to the first quarter of 2005. Net income for the quarter was $113.9 million, an increase of 7% over $106.6 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 66 cents, up 8% compared to 61 cents for the first quarter last year.

Mr. Gallagher commented, “We are pleased to report good sales and earnings growth for the first quarter of 2006. As has been the pattern for the past few years, each of our four business segments contributed to our overall sales growth for the quarter. Motion Industries, our Industrial Group, grew sales by 12%. This follows double-digit sales increases in 2005 and 2004 and we anticipate another good year from our industrial operations. The Automotive Group reported a 5% sales increase for the quarter. Within this group, the core NAPA business was actually a bit stronger, posting a 7% sales increase. S.P. Richards, our Office Products Group, generated a 13% sales increase for the quarter and EIS, our Electrical Group, was up 13% also.”

Mr. Gallagher added, “The balance sheet at March 31, 2006 remains in excellent condition and we continue to strengthen our financial position through strong earnings growth and initiatives to improve working capital. The Company also continues to generate consistent and strong cash flows and our cash position is quite strong.”

Mr. Gallagher concluded, “We are encouraged by the opportunity to have another good year in 2006. The outlook for continued growth in each of our businesses remains positive. Favorable market conditions combined with the proper execution of our growth initiatives should enable us to produce another year of steady sales growth and, in turn, solid earnings results.”

Conference Call

Genuine Parts Company will hold a conference call today at 2:00 p.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 7017461. A replay will also be available at 800-642-1687, conference ID 7017461, two hours after the completion of the conference call until 12:00 a.m. Eastern time on May 1, 2006.

Forward Looking Statements

Some statements in this release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that its forward-looking statements involve risks and uncertainties. The Company undertakes no duty to update its forward-looking statements, which reflect the Company’s beliefs, expectations, and plans as of the present time. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet-related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and in Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and in Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,553,552	$2,342,201
Cost of goods sold	1,750,075	1,605,721

	803,477	736,480
Selling, administrative & other expenses	618,982	564,270

Income before income taxes	184,495	172,210
Income taxes	70,570	65,612

Net income	$113,925	$106,598

Basic net income per common share	$.66	$.61
Diluted net income per common share	$.66	$.61
Weighted average common shares outstanding	172,773	174,772
Dilutive effect of stock options and non-vested restricted stock awards	912	1,264

Weighted average common shares outstanding – assuming dilution	173,685	176,036

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
	(in thousands, except ratio analysis)

Net sales:
Automotive	$1,227,789	$1,168,955
Industrial	771,227	686,740
Office Products	465,955	410,929
Electrical/Electronic Materials	95,469	84,289
Other (1)	(6,888)	(8,712)

Total net sales	$2,553,552	$2,342,201

Operating profit:
Automotive	$95,856	$95,307
Industrial	57,515	48,253
Office Products	47,696	46,027
Electrical/Electronic Materials	4,853	3,309

Total operating profit	205,920	192,896
Interest expense, net	(7,172)	(7,947)
Other, net	(14,253)	(12,739)

Income before income taxes	$184,495	$172,210

Capital expenditures	$27,521	$20,768

Depreciation and amortization	$17,623	$17,071

Current ratio	3.1/1	3.1/1

Total debt to total capitalization	15.5%	16.3%

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2006	2005
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$150,171	$157,817
Trade accounts receivable	1,297,836	1,195,034
Merchandise inventories	2,184,823	2,149,814
Prepaid expenses and other current assets	198,591	186,837

TOTAL CURRENT ASSETS	3,831,421	3,689,502
Goodwill and other intangible assets	62,611	57,583
Other assets	520,930	404,300
Total property, plant and equipment, net	400,444	379,587

TOTAL ASSETS	$4,815,406	$4,530,972

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$954,276	$878,640
Other borrowings	-0-	897
Income taxes payable	83,517	98,994
Dividends payable	58,288	54,630
Other current liabilities	153,757	147,165

TOTAL CURRENT LIABILITIES	1,249,838	1,180,326
Long-term debt	500,000	500,000
Other long-term liabilities	119,224	112,305
Deferred income taxes	156,814	116,689
Minority interests in subsidiaries	57,571	53,052
Common stock	172,678	174,450
Retained earnings and other	2,559,281	2,394,150

TOTAL SHAREHOLDERS’ EQUITY	2,731,959	2,568,600

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,815,406	$4,530,972

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2006	2005
	(Unaudited)
	(in thousands)

OPERATING ACTIVITIES:
Net income	$113,925	$106,598

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,623	17,071
Other	2,017	2,525
Changes in operating assets and liabilities	(73,510)	(9,983)

NET CASH PROVIDED BY OPERATING ACTIVITIES	60,055	116,211

INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(27,521)	(20,768)
Other	1,733	6,804

NET CASH USED IN INVESTING ACTIVITIES	(25,788)	(13,964)

FINANCING ACTIVITIES:
Net payments on credit facilities	(881)	(71)
Stock options exercised	3,209	4,162
Excess tax benefits from share-based compensation	1,349	-0-
Dividends paid	(54,141)	(52,495)
Purchase of stock	(22,543)	(30,966)

NET CASH USED IN FINANCING ACTIVITIES	(73,007)	(79,370)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(38,740)	22,877
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	188,911	134,940

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$150,171	$157,817